UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

GOLDEN WEST FINANCIAL CORPORATION

Commission file number 1-4629

Incorporated Pursuant to the Laws of the State of Delaware

IRS Employer Identification No. 95-2080059

1901 Harrison Street, Oakland, California 94612

(510) 446-3420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

At the Company’s annual stockholder meeting on April 26, 2005, the stockholders approved the Golden West Financial Corporation 2005 Stock Incentive Plan (the “Plan”). The Plan will enable the Company to grant stock options and other equity-based awards to employees for up to a ten-year period expiring April 27, 2015. A description and copy of the Plan were included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2005.

On April 26, 2005, the Compensation and Stock Option Committee of the Board of Directors approved including James T. Judd as a participant in the Company’s Incentive Bonus Plan. Mr. Judd is Senior Executive Vice President of Golden West and also President and Chief Operating Officer of World Savings Bank, the Company’s wholly-owned subsidiary. As further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2005, the Incentive Bonus Plan is designed to assure that certain cash compensation to senior executive officers is “performance-based” and therefore deductible to the Company. The Incentive Bonus Plan was approved by stockholders at the 2002 Annual Meeting, and a copy of the Incentive Bonus Plan was attached as an exhibit to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2002.

Exhibit No.	Exhibit
99.1	2005 Stock Incentive Plan (incorporated by reference to Exhibit A of the Company’s definitive proxy statement on Schedule 14A, filed on March 11, 2005, for the Company’s 2005 Annual Meeting of Stockholders)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN WEST FINANCIAL CORPORATION

Dated: April 27, 2005

/s/ Russell W. Kettell
Russell W. Kettell
President, Chief Financial Officer, and Treasurer